                                                               NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

         CONTACT:
         Debra L. McClister
         Executive Vice President and
         Chief Financial Officer
         DMcClister@EasyLink.com


           EASYLINK REPORTS THIRD QUARTER 2003 INCOME FROM CONTINUING
                 OPERATIONS OF $1.4 MILLION, OR $.03 PER SHARE

PISCATAWAY, NJ - November 6, 2003 - EasyLink Services Corporation (NASDAQ:
EASY), a leading global provider of services that power the exchange of information between enterprises, their trading communities and their customers, today reported financial results for the third quarter ended September 30, 2003.

For the first time in its history, EasyLink reported positive operating results exclusive of debt restructuring and settlement gains. Income from continuing operations amounted to $1.4 million, or $.03 per share, and net income was $0.5 million, or $.01 per share. Revenues for the third quarter of 2003 were $25.1 million as compared to $25.8 million during the second quarter of 2003 and $28.0 million in the third quarter of 2002. Gross margin improved to 57% in the third quarter of 2003 as compared to 48% in the second quarter of 2003 and 50% in the third quarter of 2002. The improvement in gross margin includes the elimination of $1.2 million in previously recorded telecom costs as a result of a negotiated agreement.

Total operating expenses in the third quarter amounted to $12.8 million, the same level as the second quarter of 2003, but $5.2 million, or 29%, lower than operating expenses of $18.0 million for the third quarter of 2002. The third quarter of 2003 includes a $0.8 million restructuring provision for vacated office space, an increase over the original $1.7 million provision recorded in the third quarter of 2002. For the current quarter, income from operations improved to $1.4 million as compared to a loss from operations of $0.3 million in the second quarter of 2003 and a loss of $4.0 million in the third quarter of 2002. A loss from discontinued operations of $0.8 million was also recorded in the third quarter of 2003, primarily as a result of the reinstatement of a previously vacated judgment in a lawsuit which is pending appeal.

The Company further reported that it achieved Earnings before interest, taxes, depreciation and amortization ("EBITDA") during the third quarter of 2003 of $3.3 million as compared to $7.2 million during the third quarter of 2002. The third quarter of 2002 included $6.6 million in gains on the extinguishment of $7.1 million of debt and capitalized interest. EBITDA is not a financial measure within generally accepted accounting principles (GAAP). A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached in addition to a reconciliation to net income (loss) for all periods presented. The Company considers EBITDA to be a financial indicator of its operational strength, its ability to service debt and its capacity to make new investments in its services.

           EASYLINK REPORTS THIRD QUARTER 2003 INCOME FROM CONTINUING
                 OPERATIONS OF $1.4 MILLION, OR $.03 PER SHARE
                                     Page 2



Expansion of Services and Markets Served.
EasyLink expanded both its services portfolio and its markets served during the third quarter. EasyLink introduced FaxMail Gold as a new Integrated Desktop Messaging offer designed for small and mid-sized businesses that will enable them to retire their fax machines in favor of sending and receiving faxes through e-mail. The company also expanded the global markets where Integrated Desktop Messaging is available to include an additional 12 countries, bringing the total to 18 countries worldwide. Additionally, EasyLink opened new sales offices in Taiwan and Turkey during the quarter, as part of its previously announced globalization strategy.

EasyLink continued the development of its Transaction Management Services portfolio with the introduction of EasyLink Financial Transaction Services. EasyLink Financial Transaction Services is a suite of global transaction transformation, management, and delivery services specifically configured for the banking industry that seamlessly supports an extensive variety of transactions and processes across various front and back office platforms. The company also announced that ACORD, the insurance industry association whose mission is to facilitate the development and use of standards for the insurance industry and a recognized global leader in XML standards for electronic data sharing, has certified EasyLink's implementation of the ACORD XML Claims Notification - part of EasyLink's Document Capture and Management Services solution for Insurance carriers.

Thomas Murawski, President and Chief Executive Officer of EasyLink, said, "The third quarter was remarkable for many reasons. Achieving profitability from operations is clearly a key milestone, showing both our talent and tenacity in achieving the synergy from the integration of a number of businesses that were separate organizations competing in the marketplace not long ago. Our other key announcements for the quarter - critical strides in globalizing our business, expanding strategic service lines and our industry solutions portfolio clearly illustrate our ability to both strategically develop our business in addition to closely managing our costs."

For the third and second quarters of 2003, revenues (in thousands) for the Company's service lines were:
                                        Third Quarter          Second Quarter
                                           2003                    2003
                                     -------------------    -------------------
EDI Services                          $4,699        19%       $4,866       19%
Production Messaging                 $13,947        56%      $14,754       57%
Integrated Desktop Messaging          $1,854         7%       $1,615        6%
MailWatch and Boundary Services       $1,744         7%       $1,747        7%
Other Services                        $2,821        11%       $2,820       11%
                                      ------        ---       ----------------
                                     $25,065       100%      $25,802      100%

           EASYLINK REPORTS THIRD QUARTER 2003 INCOME FROM CONTINUING
                 OPERATIONS OF $1.4 MILLION, OR $.03 PER SHARE
                                     Page 3


Nine Months Results

Revenues for the nine months ended September 30, 2003 were $76.6 million compared to $88.3 million for the nine months ended September 30, 2002. The Company reported net income for the nine months ended September 30, 2003 of $50.2 million, or $1.54 per share, compared to a net loss of $(2.2) million, or $(0.13) per share, for the nine months ended September 30, 2002. Net income for the nine months of 2003 and 2002 included gains of $53.7 million and $6.6 million, respectively, on debt restructuring and settlements. These transactions in 2003 reflect the extinguishment of $61.3 million of debt principal, $6.5 million of capitalized interest, and $2.4 million of accrued interest, net of deferred debt issuance costs. In exchange for this debt elimination the Company paid cash of $3.1 million and issued 23.4 million shares of Class A common stock valued at $12.7 million and $1.1 million of new notes with $0.2 million of capitalized interest.

Earnings before interest, taxes, depreciation and amortization (" EBITDA") for the nine months of 2003 amounted to $60.3 million as compared to $15.0 million during the comparative nine months of 2002. The EBITDA results for the nine months ended September 30, 2003 and 2002 include $53.7 million and $6.6 million, respectively, in gains on debt restructuring and settlements.

The Company had cash and cash equivalents of $4.5 million as of September 30, 2003 as compared to $9.6 million as of December 31, 2002. While cash provided by operating activities for the nine months ended September 30, 2003 was a positive $3.8 million, $4.1 million was invested in property and equipment, including $1.9 million related to the consolidation of office facilities into a single location, and $5.6 million was used for debt principal and interest payments and debt extinguishment. To partially fund the debt settlements on May 1, 2003, the Company issued 1.9 million shares of Class A common stock in a private placement to Federal Partners, L.P. in exchange for $1.0 million.

Business Outlook

The following statements are forward looking and actual results may differ materially due to factors noted at the end of this release, among others.

EasyLink expects the following for the fourth quarter of 2003:
o Revenues are expected to be slightly less than the third quarter of 2003 resulting from seasonality and fewer business days.
o    Gross margin is expected to approximate 50%.
o Net income is expected to approximate $.01 per share, based on a slightly increased number of shares outstanding as compared to the third quarter of 2003.

Thomas Murawski further commented, "Our clear strategy and diligent execution has brought EasyLink to a point where we have achieved positive financial results, and we will continue to work very hard to sustain positive earnings in future periods."

           EASYLINK REPORTS THIRD QUARTER 2003 INCOME FROM CONTINUING
                 OPERATIONS OF $1.4 MILLION, OR $.03 PER SHARE
                                     Page 4



Quarterly Conference Call

EasyLink will host its quarterly conference call today at 10:30 a.m. EST. Listeners should call five minutes prior to the start of the call to 800/839-3552 and the reservation number is 3439988. The call will also be broadcast over the Internet. Online listeners should visit the investor relations' pages of the EasyLink Web site, www.EasyLink.com, or www.streetevents.com prior to the start of the call for login information. If you are unable to participate, the online archive of the broadcast will be available on the investor relations' pages of www.EasyLink.com within two hours of the live call through Thursday, November 13 at 11:00 p.m. EST. You can also access the replay by calling 800/642-1687 and entering the reservation number 3439988.

About EasyLink Services Corporation

EasyLink Services Corporation (NASDAQ: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of services that power the exchange of information between enterprises, their trading communities, and their customers. EasyLink's networks facilitate transactions that are integral to the movement of money, materials, products, and people in the global economy, such as insurance claims, trade and travel confirmations, purchase orders, invoices, shipping notices and funds transfers, among many others. EasyLink helps more than 20,000 companies, including over 400 of the Global 500, become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.EasyLink.com.

Investors are cautioned that the EBITDA information contained in this news announcement is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this information because we consider EBITDA to be a financial indicator of the Company's operational strength, its ability to service debt and its capacity to make new investments in its services.

This news release may contain statements of a forward-looking nature relating to the future events or the future financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: historic and continuing losses; the need to raise additional capital; the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to maintain profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; significant competition; the risks inherent in integrating the EasyLink business; and the risk of being delisted from NASDAQ. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.

           EASYLINK REPORTS THIRD QUARTER 2003 INCOME FROM CONTINUING
                 OPERATIONS OF $1.4 MILLION, OR $.03 PER SHARE
                                     Page 5


                         EasyLink Services Corporation
                     Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                        Sept. 30,    Dec. 31,
                                                          2003        2002
                                                       ---------   ---------
ASSETS                                                 (Unaudited)

     Cash and cash equivalents                         $   4,482   $   9,554
     Accounts and other receivable, net                   12,766      11,938
     Other current assets                                  2,354       2,019
     Property and equipment, net                          12,233      14,833
     Goodwill and other intangible assets, net            18,573      20,814
     Other assets                                          1,068       1,853
                                                       ---------   ---------

     Total assets                                      $  51,476   $  61,011
                                                       =========   =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
     Accounts payable                                  $  11,055   $  10,235
     Accrued expenses                                     15,231      20,853
     Restructuring reserves payable                        2,233       2,362
     Capital lease obligations                               281         609
     Net liabilities of discontinued operations              959         360
     Other liabilities                                     1,228       1,179
      Convertible notes and notes payable                 12,594      75,550
     Capitalized interest on restructured notes            4,774      11,685
                                                       ---------   ---------

     Total liabilities                                    48,355     122,833

Total stockholders' equity (deficit)                       3,121     (61,822)
                                                       ---------   ---------

     Total liabilities and stockholders' equity
       (deficit)                                       $  51,476   $  61,011
                                                       =========   =========

                 -statements of operations and cash flow follow-

           EASYLINK REPORTS THIRD QUARTER 2003 INCOME FROM CONTINUING
                 OPERATIONS OF $1.4 MILLION, OR $.03 PER SHARE
                                     Page 6



                         EasyLink Services Corporation
           Unaudited Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                            Three months ended
                                                              September 30,
                                                         ----------------------
                                                           2003          2002
                                                         --------      --------

Revenues                                                 $ 25,065      $ 28,017

Cost of revenues                                           10,863        14,012
                                                         --------      --------

Gross profit                                               14,202        14,005

Operating expenses:
     Sales and marketing                                    4,392         5,581
     General and administrative                             5,686         7,354
     Product development                                    1,377         1,977
     Restructuring charges                                    788         1,710
     Gain on sale of business                                  --          (300)
     Amortization of other intangibles                        517         1,687
                                                         --------      --------
         Total operating expenses                          12,760        18,009
                                                         --------      --------

Income (loss) from operations                               1,442        (4,004)

Other income (expense):
Gain on debt restructuring and settlements                     --         6,558
Interest and other income (expense), net                      (75)         (796)
                                                         --------      --------

Income from continuing operations                        $  1,367      $  1,758

Loss from discontinued operations                            (838)           --
                                                         --------      --------

Net income                                               $    529      $  1,758
                                                         ========      ========

Basic and diluted net income
 (loss) per share:
   Income from continuing operations                     $   0.03      $   0.10

   Loss from discontinued operations                     $  (0.02)     $     --
                                                         --------      --------

   Net income                                            $   0.01      $   0.10
                                                         ========      ========


Weighted average basic shares outstanding                  43,535        16,978
                                                         ========      ========

Weighted average diluted shares outstanding                44,480        17,232
                                                         ========      ========

           EASYLINK REPORTS THIRD QUARTER 2003 INCOME FROM CONTINUING
                 OPERATIONS OF $1.4 MILLION, OR $.03 PER SHARE
                                     Page 7



                         EasyLink Services Corporation
           Unaudited Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                            Nine months ended
                                                              September 30,
                                                         ----------------------
                                                           2003          2002
                                                         --------      --------
Revenues                                                 $ 76,608      $ 88,351

Cost of revenues                                           37,931        44,166
                                                         --------      --------

Gross profit                                               38,677        44,185

Operating expenses:
     Sales and marketing                                   14,064        16,201
     General and administrative                            18,700        21,771
     Product development                                    5,039         5,316
     Restructuring  charges                                   788         1,710
     Gain on sale of business                                  --          (300)
     Amortization of other intangibles                      1,550         5,063
                                                         --------      --------
     Total operating expenses                              40,141        49,761
                                                         --------      --------

Loss from operations                                       (1,464)       (5,576)

Other income (expense):
Gain on debt restructuring and settlements                 53,666         6,558
Interest and other income (expense), net                   (1,157)       (3,155)
                                                         --------      --------

Income (loss) from continuing operations                 $ 51,045      $ (2,173)

Loss from discontinued operations                        $   (838)           --
                                                         --------      --------

Net income (loss)                                        $ 50,207      $ (2,173)
                                                         ========      ========

Basic net income (loss) per share:
   Income (loss) from continuing operations              $   1.57      $  (0.13)
   Loss from discontinued operations                     $  (0.03)     $     --
                                                         --------      --------
Net income (loss)                                        $   1.54      $  (0.13)
                                                         ========      ========

Diluted net income (loss) per share:
   Income (loss) from continuing operations              $   1.56      $  (0.13)
   Loss from discontinued operations                     $  (0.03)     $     --
                                                         --------      --------
Net income (loss)                                        $   1.53      $  (0.13)
                                                         ========      ========

Weighted average basic shares outstanding                  32,505        16,565
                                                         ========      ========

Weighted average diluted shares outstanding                32,620        16,565
                                                         ========      ========

           EASYLINK REPORTS THIRD QUARTER 2003 INCOME FROM CONTINUING
                 OPERATIONS OF $1.4 MILLION, OR $.03 PER SHARE
                                     Page 8

                         EasyLink Services Corporation
           Unaudited Condensed Consolidated Statements of Cash Flows
                                 (in thousands)


                                                               Nine Months
                                                             Ended Sept 30,
                                                           --------------------
                                                             2003        2002
                                                           --------    --------
Cash flows from operating activities:
Net income (loss)                                          $ 50,207    $ (2,173)
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
     Loss from discontinued operations                         (838)         --
     Non-cash interest                                          169       1,738
     Depreciation                                             6,588       7,620
     Amortization of intangible assets                        2,241       6,052
     Provision for doubtful accounts                           (132)      2,520
     Provision for restructuring and impairments                788       1,710
     Gain on debt restructuring and settlements             (53,666)     (6,558)
     Issuance of shares as matching contributions
          to employee benefit plans                             375         326
     Other                                                      170        (121)
Changes in operating assets and liabilities:
     Accounts receivable, net                                  (696)      5,336
     Prepaid expenses and other current assets                  (32)     (1,551)
     Other assets                                               225         (34)
     Accounts payable, accrued expenses
          and other liabilities                              (1,180)    (13,911)
     Deferred revenue                                          (384)       (425)
                                                           --------    --------

Net cash provided by operating activities                     3,835         529
                                                           --------    --------

Cash flows from investing activities:
Purchases of property and equipment,
          including capitalized software                     (4,083)     (2,284)
Proceeds from sale of business                                   --         300
                                                           --------    --------

Net cash used in investing activities                        (4,083)     (1,984)
                                                           --------    --------

Cash flows from financing activities:
Payments under capital lease obligations                       (328)       (460)
Interest payments on restructured notes                        (562)       (897)
Principal payments of notes payable                          (5,046)       (727)
Proceeds from issuance of Class A Common Stock                1,000          --
                                                           --------    --------

Net cash used in financing activities                        (4,936)     (2,084)
                                                           --------    --------

Effect of foreign exchange rate changes on
           cash and cash equivalents                            112        (114)
                                                           --------    --------

Net decrease in cash and cash equivalents                    (5,072)     (3,653)

Cash used in discontinued operations                             --        (300)
Cash and cash equivalents at beginning of the period          9,554      13,278
                                                           --------    --------

Cash and cash equivalents at the end of the period         $  4,482    $  9,325
                                                           ========    ========

           EASYLINK REPORTS THIRD QUARTER 2003 INCOME FROM CONTINUING
                 OPERATIONS OF $1.4 MILLION, OR $.03 PER SHARE
                                     Page 9


                         EasyLink Services Corporation
            Reconciliation of Non GAAP Financial Information to GAAP
                                 (in thousands)
                                  (unaudited)

                                                         Three Months            Nine Months
                                                        Ended Sept. 30,        Ended Sept. 30,
                                                     --------------------    --------------------
                                                       2003        2002        2003        2002
                                                     --------    --------    --------    --------
Net income (loss)                                    $    529    $  1,758    $ 50,207    $ (2,173)
Add:
Depreciation                                            1,905       2,587       6,588       7,620
Amortization of intangible assets                         677       2,000       2,241       6,052
Interest expense, net and taxes                           148         830       1,267       3,458
                                                     --------    --------    --------    --------

EBITDA                                                  3,259       7,175      60,303      14,957

Interest expense, net and taxes                          (148)       (830)     (1,267)     (3,458)

Add (subtract):
       Non-cash Interest                                   49         274         169       1,738
       Provision for doubtful accounts                   (238)        852        (132)      2,520
       Provision for restructuring and impairments        788       1,710         788       1,710
       Gain on debt restructuring and settlements          --      (6,558)    (53,666)     (6,558)
       Other non-cash items                               154        (157)        545         205
       Changes in operating assets and liabilities     (1,473)     (3,246)     (2,067)    (10,585)
       Loss from discontinued operations                 (838)         --        (838)         --
                                                     --------    --------    --------    --------

Net cash provided by operations                      $  1,553    $   (780)   $  3,835    $    529
                                                     ========    ========    ========    ========
